UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report May 6, 2015

THE GUITAMMER COMPANY
 (Exact name of registrant as specified in its charter)

Nevada	000-54331	61-1650777
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

6117 Maxtown Road, Westerville, OH   43082
(Address of principal executive offices) (Zip Code)

(614) 898-9370
 (Registrant’s telephone number, including area code

N/A
(Former name, former address and former fiscal year, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On May 6, 2015, the Company sold in a private offering to three accredited investors and that are existing shareholders a total of 50,000 shares of its Series A Preferred Stock for $10 per share.

The Company claims an exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended and Regulation D there under for the above sale and issue of shares of its Series A Preferred Stock sold to three accredited investors that are existing shareholders of the Company. Each of such issuances did not involve a public offering, the recipients took the shares for investment and not resale and the Company took appropriate measures to restrict transfer of such shares.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 25, 2015, the Company filed with the Nevada Secretary of State an Amendment to its Articles of Incorporation that creates a new class of capital stock, i.e. Preferred Stock. The Amendment became effective on the date of its filing. A copy of the Amendment is filed herewith as Exhibit 3.4A and is incorporated herein.

Also, on May 6, 2015, the Company filed with the Nevada Secretary of State a Certificate of Designation that creates Series A of the Preferred Stock, 500,000 shares, and sets forth the  designations, preferences, limitations and relative rights of the Series A Preferred Stock. The Certificate of Designation  became effective on the date of its filing. A copy of the Certificate of Designation is filed herewith as Exhibit 3.4B and is incorporated herein.

Item 9.9.01 Financial Statements and Exhibits. Exhibit 3.4A -- Amendment to Articles of Incorporation, filed March 25, 2015 Exhibit 3.4B-- Certificate of Designation, filed May 6, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2015	The Guitammer Company (Registrant) /s/ Rich Conn Rich Conn, CFO